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                                                                Exhibit 10(b)

                             EMPLOYMENT AGREEMENT
                             --------------------

           This EMPLOYMENT AGREEMENT ("Agreement"), dated as of January 1, 1995, by and between The Lamson & Sessions Co., an Ohio corporation (the
"Company"), and                  (the "Executive");
                ----------------
                                  WITNESSETH:
                                  ----------
           WHEREAS, the Executive is a senior executive of the Company and has made and is expected to continue to make major contributions to the profitability, growth and financial strength of the Company;

           WHEREAS, the Company recognizes that, as is the case for most publicly held companies, the possibility of a Change in Control (as that term is hereafter defined) exists;

           WHEREAS, the Company desires to assure itself of both present and future continuity of management in the event of a Change in Control and desires to establish certain minimum compensation rights of its key senior executive officers, including the Executive, applicable in the event of a Change in Control;

           WHEREAS, the Company wishes to ensure that its senior executives are not practically disabled from discharging their duties upon a Change in Control;

           WHEREAS, this Agreement is not intended to alter materially the compensation and benefits which the Executive could reasonably expect to receive from the Company absent a Change in Control and, accordingly, although effective and binding as of the date hereof, this Agreement shall become operative only upon the occurrence of a Change in Control; and

           WHEREAS, the Executive is willing to render services to the Company on the terms and subject to the conditions set forth in this Agreement;

           NOW, THEREFORE, the Company and the Executive agree as follows:

1.         OPERATION OF AGREEMENT:
           ----------------------
           (a) This Agreement shall be effective and binding immediately upon its execution, but, anything in this Agreement to the contrary notwithstanding, this Agreement shall not become operative unless and until there shall have occurred a Change in Control. For purposes of this Agreement, a "Change in Control" shall have occurred if at any time during the Term (as that term is hereafter defined) any of the following events shall occur:

                    (i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;





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                    (ii)      The Company sells or otherwise transfers all or
                              substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

                    (iii)     There is a report filed on Schedule 13D or
                              Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or
                              Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 15% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock");

                    (iv) The Company files any report, proxy statement or other document with the Securities and Exchange Commission pursuant to the Exchange Act or any rules or regulations presently in effect or hereafter promulgated under such Act disclosing that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                    (v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period.

                              Notwithstanding the foregoing provisions of
                              Section 1(a)(iii) or 1(a)(iv) hereof, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 80% or more of the voting securities, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 15% or otherwise, or because the Company reports that a Change in Control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

           (b) Upon the occurrence of a Change in Control at any time during the Term, this Agreement shall become immediately operative.





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           (c)      The period during which this Agreement shall be in effect
                    (the "Term") shall commence as of the date hereof and shall expire as of the later of (i) the close of business on December 31, 1996 or (ii) the expiration of the Period of Employment (as that term is hereafter defined), provided, however, that (A) commencing on January 1, 1992 and each January 1 thereafter prior to the occurrence of a Change in Control, the term of this Agreement shall automatically be extended for an additional year unless, not later than December 30 of the immediately preceding year, the Company or the Executive shall have given notice that it or he, as the case may be, does not wish to have the Term extended, and (B) subject to Section 9 hereof, if, prior to a Change in Control, the Executive ceases for any reason to be an officer of the Company, thereupon the Term shall be deemed to have expired and this Agreement shall immediately terminate and be of no further effect.

2.         EMPLOYMENT; PERIOD OF EMPLOYMENT:
           --------------------------------
           (a) Subject to the terms and conditions of this Agreement, upon the occurrence of a Change in Control, the Company shall continue the Executive in its employ and the Executive shall remain in the employ of the Company for the period set forth in Section 2(b) hereof (the "Period of Employment"), in the position and with substantially the same duties and responsibilities that he had immediately prior to the Change in Control, or to which the Company and the Executive may hereafter mutually agree in writing. Throughout the Period of Employment, the Executive shall devote substantially all of his time during normal business hours (subject to vacations, sick leave and other absences in accordance with the policies of the Company as in effect for senior executives immediately prior to the Change in Control) to the business and affairs of the Company, but nothing in this Agreement shall preclude the Executive from devoting reasonable periods of time during normal business hours to (i) serving as a director, trustee or member of or participant in any organization or business so long as such activity would not constitute Competitive Activity (as that term is hereafter defined) if conducted by the Executive after the Executive's Termination Date (as that term is hereafter defined), (ii) engaging in charitable and community activities, or (iii) managing his personal investments.

           (b) The Period of Employment shall commence on the date of an occurrence of a Change in Control and, subject only to the provisions of Section 4 hereof, shall continue until the earlier of (i) the expiration of the second anniversary of the occurrence of the Change in Control, (ii) the Executive's death, or (iii) the Executive's attainment of age 65; provided, however, that commencing on each anniversary of the Change of Control, the expiration of the Period of Employment provided for under clause (i) of this
                    Section 2(b) shall automatically be extended for an additional year unless, not later than 90 calendar days prior to such anniversary date, either the Company or the Executive shall have given written notice to the other that the Period of Employment shall not be so extended.





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3.         COMPENSATION DURING PERIOD OF EMPLOYMENT:
           ----------------------------------------
           (a) Upon the occurrence of a Change in Control, the Executive shall receive during the Period of Employment (i) annual base salary at a rate not less than the Executive's annual fixed or base compensation (payable monthly or otherwise as in effect for senior executives of the Company immediately prior to the occurrence of a Change in Control) or such higher rate as may be determined from time to time by the Board of Directors of the Company (the "Board") or the Compensation Committee thereof (the "Committee") (which base salary at such rate is herein referred to as "Base Pay") and (ii) an annual amount equal to not less than the average of the aggregate annual bonus, incentive or other payments of cash compensation in addition to the amounts referred to in clause (i) above made or to be made in regard to services rendered in any calendar year during (1) the period of two calendar years immediately preceding the year in which the Change in Control occurred or (2) subject to the proviso hereinafter set forth, such lesser number of calendar years in respect of which the Executive shall have received Incentive Pay, in either case pursuant to any bonus, incentive, profit-sharing, performance, discretionary pay or similar policy, plan, program or arrangement of the Company or any successor thereto providing benefits at least as great as the benefits payable thereunder prior to a Change in Control ("Incentive Pay"), provided, however, that with the prior written consent of the Executive, nothing herein shall preclude a change in the mix between Base Pay and Incentive Pay so long as the aggregate cash compensation received by the Executive in any one calendar year is not reduced in connection therewith or as a result thereof, and provided further, however, that in no event shall any increase in the Executive's aggregate cash compensation or any portion thereof in any way diminish any other obligation of the Company under this Agreement.

           (b) For his service pursuant to Section 2(a) hereof, during the Period of Employment the Executive shall be a full participant in, and shall be entitled to the perquisites, benefits and service credit for benefits as provided under, any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which senior executives of the Company participate, including without limitation any stock option, stock purchase, stock appreciation, savings, pension, supplemental executive retirement or other retirement income or welfare benefit, deferred compensation, incentive compensation, group and/or executive life, health, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company), disability, salary continuation, expense reimbursement and other employee benefit policies, plans, programs or arrangements that may now exist or any equivalent successor policies, plans, programs or arrangements that may be adopted hereafter by the Company providing perquisites, benefits and service credit for benefits at least as great as are payable thereunder prior to a Change in Control (collectively, "Employee Benefits"), provided, however, that except as expressly provided in, and subject to the terms of, Section 5(a)(iii) hereof, the Executive's rights thereunder shall be governed by the terms thereof and shall not be enlarged hereunder or otherwise affected hereby. Subject to the proviso in the immediately preceding sentence, if and to the extent such perquisites, benefits or service credit for benefits are not payable or provided under any such policy, plan, program or arrangement as a result of the amendment or





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                    termination thereof, then the Company shall itself pay or
                    provide therefor.  Nothing in this Agreement shall preclude
                    improvement or      enhancement of any such Employee
                    Benefits, provided that no such improvement shall in any way diminish any other obligation of the Company under this Agreement.

           (c) The Company has determined that the amounts payable pursuant to this Section 3 constitute reasonable compensation for services to be rendered during the Period of Employment.

4.         TERMINATION FOLLOWING A CHANGE IN CONTROL:
           -----------------------------------------
           (a) In the event of the occurrence of a Change in Control, the Executive's employment may be terminated by the Company during the Period of Employment and the Executive shall not be entitled to the benefits provided by Section 5 hereof only upon the occurrence of one or more of the following events:

                    (i)       The Executive's death;

                    (ii) If the Executive shall become permanently disabled within the meaning of, and begins actually to receive disability benefits pursuant to, the long-term disability plan in effect for senior executives of the Company immediately prior to the Change in Control; or

                    (iii) For "Cause", which for purposes of this Agreement shall mean that, prior to any termination pursuant to Section 4(b) hereof, the Executive shall have committed:

                              (A) an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company;

                              (B) intentional wrongful damage to property of the Company;

                              (C) intentional wrongful disclosure of secret processes or confidential information of the Company; or

                              (D) intentional wrongful engagement in any Competitive Activity;

                              and any such act shall have been materially harmful to the Company. For purposes of this Agreement, no act, or failure to act, on the part of the Executive shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the Board then in office at a meeting of the Board called and held for such purpose (after reasonable notice to the





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                              Executive and an opportunity for the Executive,
                              together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive had committed an act set forth above in this Section 4(a)(iii) and specifying the particulars thereof in detail. Nothing herein shall limit the right of the Executive or his beneficiaries to contest the validity or propriety of any such determination.

           (b) In the event of the occurrence of a Change in Control, during the Period of Employment the Executive shall be entitled to the benefits as provided in Section 5 hereof upon the occurrence of one or more of the following events:

                    (i) Any termination by the Company of the employment of the Executive prior to the date upon which the Executive shall have attained age 65, which termination shall be for any reason other than for Cause or as a result of the death of the Executive or by reason of the Executive's disability and the actual receipt of disability benefits in accordance with Section 4(a)(ii) hereof; or

                    (ii) Termination by the Executive of his employment with the Company upon the occurrence of any of the following events:

                              (A) Failure to elect, reelect or otherwise maintain the Executive in the office or position in the Company which the Executive held immediately prior to a Change in Control, or the removal of the Executive as a Director of the Company (or any successor thereto) if the Executive shall have been a Director of the Company immediately prior to the Change in Control;

                              (B) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which the Executive held immediately prior to the Change in Control, any reduction in the aggregate of the Executive's Base Pay and Incentive Pay received from the Company, or the termination of the Executive's rights to any Employee Benefits to which he was entitled immediately prior to the Change in Control or a reduction in scope or value thereof without the prior written consent of the Executive, any of which is not remedied within 10 calendar days after receipt by the Company of written notice from the Executive of such change, reduction or termination, as the case may be;

                              (C) A determination by the Executive made in good faith that as a result of a Change in Control and a change in circumstances thereafter significantly affecting his position, including without limitation a change in the scope of the business or other activities for which he was responsible immediately prior to the Change in Control, he has been rendered substantially unable to carry out, has been substantially hindered in the performance of, or has suffered a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the





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                                     position held by the Executive immediately
                                     prior to the Change in Control, which
                                     situation is not remedied within 10
                                     calendar days after written notice to the Company from the Executive of such determination;

                              (D)    The liquidation, dissolution, merger,
                                     consolidation or reorganization of the
                                     Company or transfer of all or a
                                     significant portion of its business and/or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization or otherwise) to which all or a significant portion of its business and/or assets have been transferred (directly or by operation of law) shall have assumed all duties and obligations of the Company under this Agreement pursuant to Section 11 hereof;

                              (E) The Company shall relocate its principal executive offices, or require the Executive to have his principal location of work changed, to any location which is in excess of 50 miles from the location thereof immediately prior to the Change of Control or the Company shall require the Executive to travel away from his office in the course of discharging his responsibilities or duties hereunder significantly more (in terms of either consecutive days or aggregate days in any calendar year) than was required of him prior to the Change of Control without, in either case, his prior written consent; or

                              (F) Without limiting the generality or effect of the foregoing, any material breach of this Agreement by the Company or any successor thereto.

           (c) A termination by the Company pursuant to Section 4(a) hereof or by the Executive pursuant to Section 4(b) hereof shall not affect any rights which the Executive may have pursuant to any agreement, policy, plan, program or arrangement of the Company providing Employee Benefits, which rights shall be governed by the terms thereof. If this Agreement or the employment of the Executive is terminated under circumstances in which the Executive is not entitled to any payments under Sections 3 or 5 hereof, the Executive shall have no further obligation or liability to the Company hereunder with respect to his prior or any future employment by the Company.

5.         SEVERANCE COMPENSATION:
           ----------------------
           (a) If, following the occurrence of a Change in Control, the Company shall terminate the Executive's employment during the Period of Employment other than pursuant to Section 4(a) hereof, or if the Executive shall terminate his employment pursuant to Section 4(b) hereof, the Company shall pay to the Executive the amount specified in Section 5(a)(i) hereof within five business days after the date (the "Termination Date") that the Executive's employment is terminated (the effective date of which shall be the date of termination or such other date that may be specified by the Executive if the termination is pursuant to Section 4(b) hereof):





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                    (i)       In lieu of any further payments to the Executive
                              for periods subsequent to the Termination Date, a lump sum payment (the "Severance Payment") in an amount equal to the present value (using a discount rate prescribed for purposes of valuation computations under Section 280G of the Code or any successor provision thereto, or if no such rate is so prescribed, a rate equal to the
                              then-applicable   interest rate prescribed by the
                              Pension Benefit Guarantee Corporation for benefit valuations in connection with non-multiemployer pension plan terminations assuming the immediate commencement of benefit payments (the "Discount Rate")) of the sum of (A) the aggregate Base Pay (at the greater of the highest rate in effect either immediately preceding the occurrence of the Change in Control or during the Period of Employment) for each remaining year or partial year of the Period of Employment which the Executive would have received had such termination or breach not occurred, plus (B) the aggregate Incentive Pay (calculated in accordance with the provisions of Section 3(a) hereof), which the Executive would have received pursuant to this Agreement during the remainder of the Period of Employment had his employment continued for the remainder of the Period of Employment. Notwithstanding the foregoing provisions of this Section (a)(i) but subject to the proviso hereinafter set forth, if the Executive is a Disqualified Individual (as the term "Disqualified Individual" is defined in Section 280G of the Code or any successor provision thereto) and if any portion of the Severance Payment would be an Excess Parachute Payment (as the term "Excess Parachute Payment" is defined in
                              Section 280G of the Code or any successor provision thereto) but for the application of this sentence, then the amount of the Severance Payment otherwise payable to the Executive pursuant to this Agreement shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of the Severance Payment, as so reduced, constitutes an Excess Parachute Payment.

                    (ii) The determination of whether any reduction in the amount of the Severance Payment is required pursuant to the last sentence of Section 5(a)(i) hereof shall be made, if requested by the Executive or the Company, by Jones, Day, Reavis & Pogue or such other tax counsel selected by the Company's independent accountants and acceptable to the Executive. The fact that the Executive shall have his right to the Severance Payment reduced as a result of the existence of the limitations contained in this Section 5(a) shall not of itself limit or otherwise affect any rights of the Executive to any Employee Benefit (which shall be determined pursuant to Section 5(a)(iii) hereof), or any other right arising other than pursuant to this Agreement.

                    (iii) Except to the extent that the payments or benefits pursuant to this Section 5(a)(iii) would result in a reduction of the amount of the Severance Payment pursuant to the last sentence of Section 5(a)(i) hereof, (A) for the remainder of the Period of Employment the Company shall arrange to provide the Executive with Employee Benefits substantially similar to those which the Executive was receiving or entitled to receive immediately prior to the Termination





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                              Date (and if and to the extent that such benefits
                              shall  not or cannot be paid or provided under
                              any policy,  plan, program or arrangement of the
                              Company solely due        to the fact that the
                              Executive is no longer an officer or employee of the Company, then the Company shall itself pay or provide for the payment to the Executive, his dependents and beneficiaries, such Employee Benefits) and (B) without limiting the generality of the foregoing, the remainder of the Period of Employment shall be considered service with the Company for the purpose of service credits under the Company's retirement income, supplemental executive retirement and other benefit plans of the Company applicable to the Executive or his beneficiaries immediately prior to the Termination Date. Without otherwise limiting the purposes or effect of Section 6 hereof, Employee Benefits payable to the Executive pursuant to this Section 5(a)(iii) by reason of any "welfare benefit plan" of the Company (as the term "welfare benefit plan" is defined in Section 3(1)of the Employee Retirement Income Act of 1974, as amended) shall be reduced to the extent comparable welfare benefits are actually received by the Executive from another employer during such period following the Executive's Termination Date until the expiration of the Period of Employment.

                     (b)      There shall be no right of set-off or
                              counterclaim in   respect of any claim, debt or
                              obligation against any payment to or benefit for the Executive provided for in this Agreement.

                     (c) Without limiting the rights of the Executive at law or in equity, if the Company fails to make
                              any payment required      to be made hereunder on
                              a timely basis, the Company shall pay interest on the amount thereof at an annualized rate of interest equal to the then-applicable Discount Rate.

6. NO MITIGATION OBLIGATION: The Company hereby acknowledges that it will be difficult, and may be impossible, for the Executive to find reasonably comparable employment following the Termination Date and that the noncompetition covenant contained in Section 7 hereof will further limit the employment opportunities for the Executive. The parties hereto expressly agree that the payment of the severance compensation by the Company to the Executive in accordance with the terms of this Agreement will be liquidated damages, and that the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise, except as expressly provided in Section 5(a)(iii) hereof.

7. COMPETITIVE ACTIVITY: During a period ending on the date of the first to occur of either the attainment by the Executive of age 65 or one year following the Termination Date, if the Executive shall have received or shall be receiving benefits under Section 5(a) hereof, the Executive shall not, without the prior written consent of the Company, engage in any Competitive Activity. For purposes of this Agreement, the term "Competitive Activity" shall mean the Executive's participation, without the written consent of the Company, in the management of any business enterprise if such enterprise engages in substantial and direct competition with the Company and such





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           enterprise's sales of any product or service competitive with any product or service of the Company amounted to 25% of such enterprise's net sales for its most recently completed fiscal year and if the Company's net sales of said product or service amounted to 25% of the Company's net sales for its most recently completed fiscal year. "Competitive Activity" shall not include (i) the mere ownership of securities in any such enterprise and the exercise of rights appurtenant thereto or (ii) participation in the management of any such enterprise other than in connection with the competitive operations of such enterprise.

8.         LEGAL FEES AND EXPENSES:
           -----------------------
           (a) It is the intent of the Company that the Executive not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Executive the benefits intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The Company shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by the Executive as a result of the Company's failure to perform this Agreement or any provision hereof or as a result of the Company or any person contesting the validity of enforceability of this Agreement or any provision hereof as aforesaid.

           (b) To ensure that the provisions of this Agreement can be enforced by the Executive, the Company shall establish certain trust arrangements ("Trusts") with an independent banking association as Trustee ("Trustee"). The Company shall execute and deliver a Trust Agreement ("Trust Agreement") and a Trust Agreement for Attorneys' Fees ("Trust Agreement for Attorneys' Fees") between the Trustee and the Company, and when so executed and delivered such Trust Agreement and Trust Agreement for Attorneys' Fees shall be deemed to be a part of this Agreement and shall set forth the terms and conditions relating to payment from the Trust under the Trust Agreement of compensation and other benefits pursuant to Sections 3 and 5 hereof owed by the Company, and payment from the Trust under the Trust Agreement for Attorneys' Fees of attorneys' and related fees and expenses pursuant to Section 8(a) hereof owed by the Company. The Executive shall first make demand on the Company for any payments due the Executive pursuant to
                    Section 8(a) hereof prior to making





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
                    demand therefor on the Trustee under the Trust Agreement for Attorneys' Fees. Payments by such Trustee shall discharge the Company's liability under Section 8(a) hereof only to the extent that trust assets are used to satisfy such liability.

           (c) Upon occurrence of a Change in Control, the Company shall promptly, to the extent it has not previously done so, and in any event within five (5) business days:

                    (i) transfer to the Trustee to be added to the principal of the Trust under the Trust Agreement a sum equal to the present value on the date of the Change in Control of the payments to be made to the Executive under the provisions of Section 5 hereof; provided, however, that the Company shall not be required to transfer, in the aggregate, to the Trust under the Trust Agreement a sum in excess of the maximum amount authorized from time to time by its Directors. Any payments of compensation, supplemental pension or other benefits by the Trustee pursuant to the Trust Agreement shall, to the extent thereof, discharge the Company's obligation to pay compensation, supplemental pension and other benefits hereunder, it being the intent of the Company that assets in such Trust be held as security for the Company's obligation to pay compensation, supplemental pension and other benefits under this Agreement; and

                    (ii) transfer to the Trustee to be added to the principal of the Trust under the Trust Agreement for Attorneys' Fees the sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000), it being the intent of the Company that assets in such Trust be held as security for the company's obligation under
                              Section 8(a) hereof. The Executive understands and acknowledges that the entire corpus of the Trust under the Trust Agreement for Attorneys' Fees will be $250,000 and that said amount will be available to discharge not only the obligations of the Company to the Executive under
                              Section 8(a) hereof, but also similar obligations of the Company to other executives under similar provisions.

9. EMPLOYMENT RIGHTS: Nothing expressed or implied in this Agreement shall create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company prior to any Change in Control, provided, however, that any termination of employment of the Executive or the removal of the Executive from the office or position in the Company following the commencement of any discussion with a third person that ultimately results in a Change in Control shall be deemed to be a termination or removal of the Executive after a Change in Control for purposes of this Agreement.

10. WITHHOLDING OF TAXES: The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

11. TAX PAYMENT: Notwithstanding any other provision hereof, unless such action would be expressly prohibited by applicable law, if any amount paid or payable pursuant to this Agreement for services to be rendered during the Period of Employment or in





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
           connection with the payment of severance compensation pursuant to
           Section 5 hereof is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company will pay to the Executive an additional amount in cash equal to the amount necessary to cause the aggregate remuneration received by the Executive under this Agreement for services to be rendered during the Period of Employment or in connection with the payment of severance compensation, including such additional cash payment (net of all federal, state and local income taxes and all taxes payable as the result of the application of Sections 280G and 4999 of the Code) to be equal to the aggregate remuneration the Executive would have received under this Agreement for services to be rendered during the Period of Employment or in connection with the payment of severance compensation, excluding such additional payment (net of all federal, state and local income taxes), as if Sections 280G and 4999 of the Code (and any successor provisions thereto) had not been enacted into law.

12.        SUCCESSORS AND BINDING AGREEMENT:
           --------------------------------
           (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but shall not otherwise be assignable, transferable or delegable by the Company.

           (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

           (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in
                    Section 12(a) hereof. Without limiting the generality of the foregoing, the Executive's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by his will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 12(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

           (d) The Company and the Executive recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and the Executive hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of this Agreement.





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13.        NOTICE:  For all purposes of this Agreement, all communications including without limitation notices, consents, requests or approvals, provided for herein shall be in writing and shall be deemed to have been duly given when delivered or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

14. GOVERNING LAW: The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws of such State.

15. VALIDITY: If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

16. MISCELLANEOUS: No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

17. COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

           IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                           THE LAMSON & SESSIONS CO.



                   By
                     ---------------------------------------
                         John B. Schulze, President and
                            Chief Executive Officer




                   -----------------------------------------





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